Exhibit 99.2

iLead Media, Inc.

Financial Statements for the

Years Ended December 31, 2005 and 2004

Independent Auditor’s Report

Board of Directors

iLead Media, Inc.

Pleasant Grove, Utah

We have audited the accompanying balance sheet of iLead Media, Inc. (a Utah S Corporation) as of December 31, 2005, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of iLead Media, Inc. as of December 31, 2004 were audited by other auditors whose report dated September 30, 2005 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iLead Media, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BLACKMAN KALLICK BARTELSTEIN, LLP

Chicago, IL
March 6, 2006

Hansen, Bradshaw, Malmrose & Erickson

A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

559 West 500 South
Bountiful, Utah 84010
801-296-0200
Fax 801-296-1218

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
iLead Media, Inc.

We have audited the accompanying balance sheet of iLead Media, Inc. (a Utah “S” Corporation) as of December 31, 2004 and the statements of income and retained earnings and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 financial statements referred to above present fairly, in all material respects, the financial position of iLead Media, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/

September 30, 2005

iLead Media, Inc.

Balance Sheets

December 31, 2005 and 2004

Assets

	2005	2004
Current Assets
Cash and cash equivalents	$805,967	$25,532
Accounts receivable (Net of allowance for doubtful accounts of $29,000 in 2005 and $0 in 2004)	293,637	356,103
Inventories	28,939	32,475

Total Current Assets	1,128,543	414,110

Property and Equipment, at Cost
Leasehold improvements	35,018	35,018
Office equipment, furniture and fixtures	145,050	92,980

	180,068	127,998
Less accumulated depreciation	(77,358)	(42,320)

Total Property and Equipment, Net	102,710	85,678

Other Assets - Merchant account deposits	593,006	20,000

Total Assets	$1,824,259	$519,788

The accompanying notes are an integral part of the financial statements.

Exhibit A

Liabilities and Shareholder’s Equity (Deficit)

	2005	2004
Current Liabilities
Checks issued in excess of funds on deposit	$—	$71,120
Short-term borrowings - Bank	—	209,894
Deferred revenue	341,425	276,782
Accounts payable	236,386	277,526
Distributions payable	245,156	—
Accrued expenses	38,400	72,920
Accrued payroll	49,856	41,140
Accrued membership refunds	58,115	16,462

Total Current Liabilities	969,338	965,844

Shareholders’ Equity (Deficit)
Common stock, no par value, 1,000,000 shares authorized, issued and outstanding	11,346	11,346
Retained earnings (accumulated deficit)	843,575	(457,402)

Total Shareholders’ Equity (Deficit)	854,921	(446,056)

Total Liabilities and Shareholders’ Equity (Deficit)	$1,824,259	$519,788

Exhibit B

iLead Media, Inc.

Statements of Operations and Retained Earnings (Accumulated Deficit)

Years Ended December 31, 2005 and 2004

	2005	2004

Net Sales	$12,485,367	$6,433,305

Cost of Sales	3,810,733	2,099,011

Gross Profit	8,674,634	4,334,294

Operating Expenses	4,902,239	4,050,387

Income from Operations	3,772,395	283,907

Other Expense - Interest	(7,707)	(11,503)

Net Income	3,764,688	272,404

(Accumulated Deficit) Retained Earnings, Beginning of Year	(457,402)	140,058

Distributions to Shareholders	(2,463,711)	(869,864)

Retained Earnings (Accumulated Deficit), End of Year	$843,575	$(457,402)

The accompanying notes are an integral part of the financial statements.

Exhibit C

iLead Media, Inc.

Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004
Cash Flows from Operating Activities
Net income	$3,764,688	$272,404
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	35,038	33,629
(Increase) decrease in
Accounts receivable	62,466	(223,397)
Inventories	3,536	(32,475)
Merchant account deposits	(573,006)	90,632
Other assets	—	247,393
Increase (decrease) in
Deferred revenue	64,643	110,284
Accounts payable	(41,140)	110,709
Accrued membership refunds	41,653	16,462
Accrued expenses	(25,804)	76,656

Total Adjustments	(432,614)	429,893

Net Cash Provided by Operating Activities	3,332,074	702,297

Net Cash Used in Investing Activities
Purchase of property and equipment	(52,070)	(87,653)

Cash Flows from Financing Activities
Checks issued in excess of funds on deposit	(71,120)	2,688
Net (repayments) borrowings under line of credit	(209,894)	134,894
Distributions to shareholders	(2,218,555)	(833,622)

Net Cash Used in Financing Activities	(2,499,569)	(696,040)

Net Increase (Decrease) in Cash and Cash Equivalents	$780,435	$(81,396)

Cash and Cash Equivalents, Beginning of Year	25,532	106,928

Cash and Cash Equivalents, End of Year	$805,967	$25,532

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for interest	$7,707	$11,503

Noncash Investing and Financing Activities:
During 2004, the Company distributed vehicles to a shareholder at a net book value, which approximated fair value, of $36,242.

The accompanying notes are an integral part of the financial statements.

iLead Media, Inc.

Notes to Financial Statements

Years Ended December 31, 2005 and 2004

Note 1 - Industry Operations

iLead Media, Inc. (the Company) was formed effective April 1, 2004 from the statutory merger of Web House USA, Inc., Freeblvd, Inc., WinDaily, Inc. and Internet Jungle, Inc.  All of the assets and liabilities of these entities were combined at existing carrying values.  The 2004 statement of income includes all income and expenses for these entities since January 1, 2004.  These four entities had been in existence from various dates since 1999 and were under common control.

The Company provides online home business opportunities for individuals throughout the United States through 1) membership in its programs that provide information and resources for the resale of goods online, and 2) access to overstock and dollar-shop goods through the Company’s inventories and through goods available from drop-ship partners.  The Company also generates revenue from the sale of customer leads to third parties, as well as the sale of partner memberships and/or products.

Note 2 - Summary of Significant Accounting Policies

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company extends credit to its customers who purchase online business leads.  These trade accounts receivable are recorded at original invoice, net of an allowance for expected losses.  Management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts on a regular basis.  A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days.  Receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.

Membership sales and sales of product are processed online by way of credit cards.  As the customer’s credit cards are charged the same day as the sale, there are no receivables from the customers for these transactions.  Receivables do exist as a result of the deposit lag from the banks processing the transactions to the cash accounts of the Company.  No allowance for credit losses is deemed necessary for these transactions as the cash collection is confirmed when the transaction is processed by the merchant bank.

The Company subsequently issues refunds to customers who cancel their monthly online membership and who request a refund.  Accrued membership refunds is recognized as a liability and is estimated from historical performance and projections of trends.

Inventories

Inventories consist of finished goods available to members for resale and are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method.

Depreciation

Depreciation of leasehold improvements, office equipment and furniture and fixtures is provided for on the declining balance method over the estimated useful lives of five to seven years.

Maintenance and repairs, which neither materially add to the value of the asset nor appreciably prolong its life, are charged to expenses as incurred.

Merchant Account Deposits

The Company uses various merchant banks to handle its credit card transactions.  These merchant banks retain a portion of funds received in a deposit account as security for chargebacks and other account activity.

Revenue Recognition

In general, revenue is recognized when the following criteria are met:  evidence of an arrangement between the Company and its customer exists, shipment has occurred or services have been rendered, the sales price is fixed and determinable and collectibility is reasonably assured.  Specifically, the Company recognizes revenue from online membership sales only after the member’s credit card is charged successfully and the service date of making membership benefits available has taken place.   For lead sales, the Company’s revenue recognition varies depending on the arrangement with the purchaser. Where the arrangement provides for delivery only, revenue is recognized when the lead information is provided to the purchaser.  Where the arrangement provides for compensation based on sales generated by the purchaser from the lead, the Company recognizes revenue in the period that the purchasing company makes a sale that was derived from the lead.  For product sales, the company recognizes revenue when the member’s credit card is successfully charged and the goods shipped.

In compliance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company assesses whether it or a third-party supplier is the primary obligor with respect to product sales to its members.  The Company has evaluated the terms of its customer agreements and considered other key indicators such as latitude in establishing price, discretion in supplier selection, physical possession of the articles and credit risk to the vendor as part of this assessment.  Accordingly, the Company primarily records product sale revenue at gross, except for transactions in which it acts as a broker and a third-party supplier is the primary obligor.

Deferred revenue represents that portion of credit card billings for online membership sales billed one month in advance where the service date has not passed.

Income Taxes

The Company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code.  Accordingly, the accompanying financial statements do not reflect income taxes, except for state replacement tax.

Shipping and Handling Fees and Costs

Shipping and handling fees and costs amounted to $885,259 and $ 347,462 for the years ended December 31, 2005 and 2004, respectively, and are reclassified in operating expenses on the statements of operations.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAPUSA) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 3 - Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	2005	2004

Cash	$373,087	$25,532
Money market funds	432,880	—

	$805,967	$25,532

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Note 4 - Short-Term Borrowings - Bank

The Company had a short-term line of credit with a local bank, personally guaranteed by the majority shareholder of the Company and collateralized by real estate owned by the same shareholder, approved for up to $250,000 with interest at prime plus 1.75%.  The balance outstanding as of December 31, 2004 was $209,894.  These borrowings were paid off in 2005 and the line was not renewed.

Note 5 - 401(k) Retirement Plan

The Company adopted a defined contribution 401(k) plan, effective January 1, 2005, in which substantially all of its employees may participate.  An employee is eligible to participate in the 401(k) plan after one year of service and attaining age 21.  Participants are 25% vested after one year of service and are fully vested after four years of service.  Employees may contribute a portion of their salary to the 401(k) plan.  The Company matches a portion of the employees’ contributions.  The Company made a total contribution to the plan of $92,606 in 2005.

Note 6 - Operating Lease

The Company leases its building on a month to month basis from the majority shareholder for $1,600 per month.  Total accrued rent was $38,400 and $19,200 as of December 31, 2005 and 2004, respectively.  Accrued rent is included in accrued liabilities.

Rent expense for the years ended December 31, 2005 and 2004 was $36,320 and $22,577, respectively.

Note 7 - Related Party Transactions

In addition to the lease noted in Note 6, the majority shareholder of the Company had ownership interests in an entity that sells oral care products.  Starting in late 2005, the Company provided fulfillment services for this entity and charged the entity for reimbursement of labor and shipping and handling fees.  There is no mark-up on these services and the income is included in sales.  The total charged for these services for the year ended December 31, 2005 was $10,213.  The Company had a receivable from this entity of $6,135 as of December 31, 2005.

The majority shareholder of the Company also had ownership interests in an entity that sells memberships to an online discount and savings club geared towards families.  During 2005 and 2004, the Company sold memberships for this entity.  For the years ended December 31, 2005 and 2004, commissions recognized by the Company for these sales amounted to $7,115 and $1,427, respectively.

Note 8 - Concentrations

For the year ended December 31, 2004, sales to two customers amounted to more than 10% of total sales each.  The amount of revenue from each such customer was approximately $2,183,500 and $755,900, respectively.  The receivable balances for these major customers were $75,000 as of December 31, 2004.  There were no customers exceeding 10% of total sales for the year ended December 31, 2005.

For the year ended December 31, 2005, two service suppliers comprised more than 10% of total cost of sales each.  The amount of services purchased from these suppliers was approximately $1,092,500 and $553,400, respectively. For the year ended December 31, 2004, there were four suppliers providing services of more than 10% of total cost of sales each.  The amount of services provided by each of these vendors was approximately $467,500, $356,200, $239,700 and $223,900, respectively.

Note 9 - Reclassification

For comparability, the 2004 financial statements reflect reclassifications where appropriate to conform to the financial statement presentation used in 2005.